Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-172602 on Form S-8 of Auxilio, Inc. (the “Company”) of our report dated March 29, 2011, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

                                                                   /s/ Haskell & White LLP

Irvine, California
March 29, 2011